Exhibit 2.1

TERMINATION AND MUTUAL RELEASE AGREEMENT

This TERMINATION AND MUTUAL RELEASE AGREEMENT (this "Agreement") is entered into by and among the TOG Parties (as defined below) and the SBE Parties (as defined below), effective as of October 21, 2015 (the "Effective Date").

RECITALS

A.           Certain of the TOG Parties and SBE Parties are party to (i) that certain Asset Purchase Agreement, dated as of July 9, 2015, by and among SBEEG Holdings, LLC (“SBEEG”), SBE Restaurant Group, LLC (“SBERG”), SBE/Katsuya Middle East, LLC and SBE Licensing, LLC (collectively, the “Seller Entities”), Wasabi Holdings, LLC (“Buyer”), and The ONE Group Hospitality, Inc. (“Parent”), as amended from time to time (as amended, the “Asset Purchase Agreement”), (ii) that certain Agreement and Plan of Merger, dated as of July 9, 2015, by and among, Parent, SBEEG, SBE/Katsuya USA, LLC (the “Manager”), Katsu-Glendale, LLC (“Glendale”), and Wasabi Acquisition Glendale, LLC (“Glendale Merger Sub”), (iii) that certain Agreement and Plan of Merger, dated as of July 9, 2015, by and among, Parent, SBEEG, the Manager, Katsu USA, LLC (“Brentwood”) and Wasabi Acquisition USA, LLC (“Brentwood Merger Sub”), (iv) that certain Agreement and Plan of Merger, dated as of July 9, 2015, by and among, Parent, SBEEG, the Manager, Katsuya-H&V, LLC (“Hollywood”) and Wasabi Acquisition H&V, LLC (“Hollywood Merger Sub”), (v) that certain Agreement and Plan of Merger, dated as of July 9, 2015, by and among, Parent, SBEEG, the Manager, Katsuya-Downtown L.A., LLC (“Downtown”) and Wasabi Acquisition Downtown, LLC (“Downtown Merger Sub” and, together with Parent, Buyer, Glendale Merger Sub, Brentwood Merger Sub and Hollywood Merger Sub, collectively, the “TOG Parties”) (each such agreement described in (ii) – (v), a “Merger Agreement” and, collectively, the “Merger Agreements”) and (vi) that certain Conditional Letter Agreement, dated as of August 7, 2015, by and among Katsuya Uechi, SBERG, SBE Entertainment Group, LLC (“SBE Entertainment”), SBE Hotel Group, LLC (“SBE Hotel” and, together with the Seller Entities, the Manager, Glendale, Brentwood, Hollywood, Downtown and SBE Entertainment, collectively, the “SBE Parties”) and the Parent (the “Uechi Letter”).

B.           Each of the SBE Parties and TOG Parties (each, a “Party” and, collectively, the “Parties”) wish to terminate all agreements between and among them (other than the Surviving Agreements (as defined below)), including, without limitation, the Asset Purchase Agreement, each of the Merger Agreements and the Uechi Letter (collectively, the “Prior Agreements”), and to release each other from all obligations relating thereto.

NOW, THEREFORE, in consideration of the mutual undertakings contained herein and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.          Termination. Each of the Parties hereby agree and acknowledge that as of the Effective Date, (a) the Asset Purchase Agreement is terminated pursuant to Section 8.1(a) thereof, (b) each of the Merger Agreements is terminated pursuant to Section 9.01(a) and (c) the Uechi Letter and any other Prior Agreements are void and of no effect as a result of the foregoing pursuant to the terms thereof.

2.          Release.

2.1           Mutual Release. The Parties hereby unconditionally release and forever discharge each other as well as their past, present and future directors, direct and indirect shareholders or members, officers, employees, attorneys, consultants, agents, administrators, distributors, representatives, customers, and insurers, and any parent, subsidiary or affiliated entity, and all persons acting by, through, under or in concert with any of them, and their respective successors and assigns, from and against any and all claims, counterclaims, contentions, debts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, losses, suits, liens, actions or causes of action, of whatever kind or nature, whether in law or equity, including without limitation any based on or arising out of any of the claims or defenses, arising from or related to each of the Prior Agreements referenced above and the transactions contemplated thereby, including without limitation the termination of the Prior Agreements and any fees payable in connection with such termination, as well as the subject matter of those agreements, and any other claims that could otherwise have been asserted, or facts alleged, concerning their business relationship; provided, however, that these Mutual Releases do not relieve or release any Party from any of the obligations in this Agreement or the Surviving Agreements.

2.2           Section 1542 Waiver. The provisions of Section 1542 of the Civil Code of the State of California are hereby expressly WAIVED by each Party, and the Parties understand that this section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, obligations and indentures, and hereby waives, releases and forever discharges all rights and benefits that such Party has or might otherwise have under Section 1542 of the California Civil Code (and any statute, rule or legal doctrine of any other jurisdiction of similar import) regarding such unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, obligations and indentures arising out of the subject matters of this Agreement based on events that have occurred on or before the Effective Date.

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3.          Surviving Agreements. Notwithstanding anything in this Agreement to the contrary, each of (collectively, the “Surviving Agreements”) (a) that certain Nondisclosure Agreement, dated March 27, 2015, by and between Parent and SBERG and (b) that certain Joint Defense Agreement, effective as of July 30, 2015, by and among Brentwood, SBEEG, SBE Entertainment, SBERG, the Manager, Downtown, Hollywood, Glendale, Sunset Crescent Management Company, LLC, Sam Nazarian and the Parent shall survive the execution and delivery of this Agreement and the rights and obligations of each SBE Party and TOG Party thereunder shall not be reduced, released or modified.

4.          Joint Press Release; Non-Disparagement. The Parties shall cooperate in good faith following the Effective Date to jointly prepare and issue a press release, in a form reasonably agreed to by the Parties, with respect to the termination of the Asset Purchase Agreement, each Merger Agreement, the Uechi Letter and the other Prior Agreements. Such press release shall reflect that this Agreement is being entered into by mutual agreement of the Parties. On and after the Effective Date, no Party shall make any external oral or written statement or other communication that disparages or places any other Party (including any of their past or present members, officers, employees, products or services) in a false or negative light.

5.          Cooperation. Each Party hereto shall, and shall cause each of such Party’s officers, directors, agents, employees and other affiliates to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party or Parties in doing, all things necessary, proper or advisable to effect this Agreement, including, without limitation, the termination in Section 1 and the release in Section 2.

6.          Expenses. Each Party shall be liable for its own costs and expenses associated with the negotiation, execution and delivery of this Agreement as well as those incurred in connection with any of the Asset Purchase Agreement, each Merger Agreement and the Letter Agreement or any agreement or understanding contemplated thereby, including, without limitation, any attorneys’ fees, accounting fees or broker fees.

7.          Other Provisions.

7.1.          The provisions of this Agreement shall be severable such that the invalidity of any provision shall not affect the validity of other provisions. The failure to insist upon strict compliance with any provision of this Agreement, or their failure to assert any right that they may have hereunder, will not be considered a waiver of such provision or right or any other provision of or right under this Agreement.

7.2.          This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to its principles of conflicts of laws.

7.3.          Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. In any arbitration arising out of or related to this Agreement, the arbitrator shall have discretion to award to the prevailing party, if any, the costs and attorneys' fees reasonably incurred in connection with the arbitration.

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7.4.          This Agreement represents the entire agreement and understanding concerning the matters set forth herein, and, except with respect to the Surviving Agreements, supersedes and replaces any and all prior agreements, understandings, discussions, negotiations, or proposals concerning same.

7.5.          This Agreement may be executed in counterparts. Each such counterpart when executed shall constitute an original and all counterparts taken together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery, including by email of a PDF signature page, and each such counterpart signature page will constitute an original for all purposes.

7.6.          No waiver, amendment or modification of this Agreement’s terms is effective unless it is in writing and signed by all Parties affected by the waiver, amendment or modification. The Parties’ waiver of any term or condition of this Agreement will not be construed as a waiver of any other term or condition.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

THE ONE GROUP HOSPITALITY, INC.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Chief Executive Officer

WASABI HOLDINGS, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Authorized Person

[signatures continued on following page]

SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT

WASABI ACQUISITION GLENDALE, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Authorized Person

Wasabi Acquisition DOWNTOWN, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Authorized Person

WASABI ACQUISITION HOLLYWOOD, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Authorized Person

WASABI ACQUISITION USA, LLC

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Authorized Person

[signatures continued on following page]

SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SBEEG HOLDINGS, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

SBE RESTAURANT GROUP, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

SBE/KATSUYA MIDDLE EAST, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

SBE LICENSING, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

[signatures continued on following page]

SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT

SBE/KATSUYA USA, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

KATSUYA-GLENDALE, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

KATSU USA, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

KATSUYA-DOWNTOWN, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

[signatures continued on following page]

SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT

KATSUYA-H&V, LLC

By:	/s/ Richard Acosta
Name: Richard Acosta
Title: Authorized Person

SIGNATURE PAGE TO TERMINATION AND MUTUAL RELEASE AGREEMENT